UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 15, 2010 (June 8, 2010)

Ampal-American Israel Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-538 (Commission File Number)	13-0435685 (IRS Employer Identification No.)
555 Madison Avenue New York, NY, USA (Address of principal executive offices)	10022 (Zip Code)
(866) 447-8636 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) is being filed to correct two typographical errors in the first sentence of the Item 8.01 disclosure contained in the Current Report on Form 8-K filed by Ampal-American Israel Corporation (the “Company”) with the Securities and Exchange Commission on June 14, 2010 (the “Initial Form 8-K”).  The Initial Form 8-K incorrectly stated (i) the date that Gadot Chemical Tankers and Terminals Ltd. (“Gadot”) entered into an agreement to purchase a chemical storage terminal as June 8, 2008 when the correct date was June 8, 2010 and (ii) the date that the Company announced Gadot’s entry into such agreement as June 14, 2008 when the correct date was June 14, 2010.  As corrected, the first sentence of the Item 8.01 disclosure contained in the Initial Form 8-K should read in its entirety as follows: “On June 14, 2010, Ampal-American Israel Corporation (the “Company”) announced that its wholly owned subsidiary Gadot Chemical Tankers and Terminals Ltd. (“Gadot”) entered into an agreement on June 8, 2010 to purchase a chemical storage terminal in Western Europe, with a storage capacity of approximately 100,000 cubic meters and occupying 25 hectares of land.”

Except for the foregoing revision, this Amendment No. 1 does not amend or update any other information contained in the Initial Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPAL-AMERICAN ISRAEL CORPORATION

Date: June 15, 2010	By:	/s/ Yoram Firon
	Name:	Yoram Firon
	Title:	Vice President - Investments and Corporate Affairs

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